     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 26, 1995

                                                       REGISTRATION NO. ________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
                                _______________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                _______________

                              THE ACTAVA GROUP INC.
              (Exact name of registrant as specified in its charter)

                Delaware                                 58-0971455
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
     incorporation or organization)

      4900 Georgia-Pacific Center                          30303
            Atlanta, Georgia                             (Zip Code)
(Address of principal executive offices)


                             THE ACTAVA GROUP INC.
                  1991 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                            (Full title of the plan)
                       _________________________________

                           WALTER M. GRANT, SECRETARY
                             THE ACTAVA GROUP INC.
                          4900 Georgia Pacific Center
                             Atlanta, Georgia 30303
                    (Name and address of agent for service)
                                  404-658-9000
         (Telephone number, including area code, of agent for service)
                       _________________________________


                        CALCULATION OF REGISTRATION FEE

- -----------------------------------------------------------------------------------------------------------------------------
 Title of securities to    Amount to be             Proposed maximum          Proposed maximum         Amount of registration
 be registered             registered (1)           offering price per        aggregate offering       fee
                                                    share (2)                 price (2)
- -----------------------------------------------------------------------------------------------------------------------------
 Common Stock, par         300,000 shs.             $13 11/16                 $4,106,250               $1,416
 value $1 per share
- -----------------------------------------------------------------------------------------------------------------------------

         (1) Pursuant to Rule 416(a) of the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilutions resulting from stock splits, stock dividends or similar transactions as provided in The Actava Group Inc. 1991 Non-Employee Director Stock Option Plan.

         (2) Pursuant to Rule 457 (h)(1), these figures are based upon the average of the high and low prices of the Common Stock on July 20, 1995, as reported in the New York Stock Exchange consolidated reporting system, and are used solely for the purpose of calculating the registration fee.

PART II  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The documents listed below are incorporated by reference in this registration statement; and all documents subsequently filed by The Actava Group Inc. ("Actava" or the "Company") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 ("the 1934 Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, Form 10-K/A Amendment No. 1 filed on April 28, 1995, and Form 10-K/A Amendment No. 2 filed July 13, 1995 amending Actava's Form 10-K for the fiscal year ended December 31, 1994;

         (b) The Company's Current Report on Form 8-K dated April 12, 1995 and Form 8-K/A Amendment No. 1 filed on April 28, 1995 amending the Company's Current Report on Form 8-K dated April 12, 1995;

         (c) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

         (d) The description of the Company's common stock which is contained in Actava's Registration Statement on Form 8-B filed under the 1934 Act, including any amendment or report filed for the purpose of updating such description.


Item 4.  Description of Securities.

         Not applicable.


Item 5.  Interests of Named Experts and Counsel.

         The legality of the shares offered hereby is being passed upon for the Company by Troutman Sanders, Atlanta, Georgia. Carl E. Sanders, a director of the Company and the senior partner of Troutman Sanders, is the beneficial owner of 31,497 shares of the Common Stock of the Company as of June 28, 1995.


Item 6.  Indemnification of Directors and Officers.

         Section 145 of Title 8 of the Delaware Code gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The same Section also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Also, the Section states that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter herein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         The By-Laws of the Company provide that the Company shall indemnify the officers and directors of the Company to the extent permitted by the General Corporation Law of the State of Delaware.

         The officers and directors of the Company are included under an insurance policy purchased by the Company covering its liabilities and expenses and those of its subsidiaries which might arise in connection with the lawful indemnification of its directors and officers and those of its subsidiaries for certain of their liabilities, including liabilities under the Securities Act, and expenses and also covering these officers and directors against certain other liabilities and expenses.

         In addition, officers and directors of the Company are also provided indemnification under the terms of Indemnification Agreements with the Company. The Indemnification Agreements provide for indemnification of directors and officers to the full extent authorized or permitted by law. They cover any and all expenses incurred in connection with, as well as any and all judgments, fines, penalties, and amounts paid in settlement resulting from, investigating, defending, being a witness, or participating in (or preparing to defend, be a witness in or participate in) any threatened, pending, or completed action, suit, or proceeding, or any inquiry or investigation, whether civil, criminal, administrative, or otherwise (a "proceeding"), related to the fact that such director or officer is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, or trustee of another corporation, trust, or other enterprise, or by reason of anything done or not done by such director or officer in any such capacity. The Indemnification Agreements also provide for the prompt advancement of all expenses incurred in connection with any proceeding and obligate the director or officer to reimburse the Company for all amounts so advanced if it is subsequently determined, as provided in the Indemnification Agreements, that the director or officer is not entitled to indemnification.

Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

         Exhibit
         Number
         ------

         4(a) - Restated Certificate of Incorporation of Actava reflecting all amendments to date (incorporated by reference to Exhibit 3(a)(i) of Annual Report on Form 10-K for the year ended December 31, 1993).

         4(b) -  Restated Bylaws of Actava (incorporated by reference to
                 Exhibit 3(b)(i) of Annual Report on Form 10-K for the year ended December 31, 1993).

         5  -    Opinion of Troutman Sanders LLP, counsel to Actava.

         23(a)-  The consent of Troutman Sanders LLP is contained in Exhibit 5.

         23(b)-  Consent of Ernst & Young LLP.

         Exhibits listed above which have heretofore been filed with the Securities and Exchange Commission and which were incorporated as noted above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.

         The Company believes that the 1991 Non-Employee Director Stock Option Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, nor is it intended to qualify within the meaning of Section 401(a) of the Internal Revenue Code.

Item 9.  Undertakings.

         (a) Rule 415 offerings. The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filings incorporating subsequent Exchange Act documents by reference. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Filing of registration statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 26, 1995.


                                       THE ACTAVA GROUP INC.


                                       By: /s/  John D. Phillips
                                           -------------------------------------
                                           John D. Phillips
                                           President and Chief Executive Officer

         Each director and/or officer of the registrant whose signature appears below hereby constitutes and appoints Walter M. Grant and Frederick B. Beilstein, III and each of them severally, as his true and lawful attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Commission, any and all amendments, including post-effective amendments, to this registration statement.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                                          TITLE                                      DATE
- ---------                                          -----                                      ----
/s/ John D. Phillips                               (Chief Executive Officer)                  July 26, 1995
- ----------------------------------------------
John D. Phillips



/s/ Frederick B. Beilstein, III                    Senior Vice President,                     July 26, 1995
- ----------------------------------------------     Treasurer and CFO
Frederick B. Beilstein, III                        (Principal Accounting Officer)




/s/ John E. Aderhold                               Director                                   July 26, 1995
- ----------------------------------------------
John E. Aderhold



/s/  Michael E. Cahr                               Director                                   July 26, 1995
- ----------------------------------------------
Michael E. Cahr



/s/  John P. Imlay, Jr.                            Director                                   July 26, 1995
- ----------------------------------------------
John P. Imlay, Jr.


                      [Signatures continued on next page]

                   [Signatures continued from preceding page]



SIGNATURE                                          TITLE                                      DATE
- ---------                                          -----                                      ----
/s/  Clark A. Johnson                              Director                                   July 26, 1995
- ----------------------------------------------
Clark A. Johnson



/s/  Richard Nevins                                Director                                   July 26, 1995
- ----------------------------------------------
Richard Nevins



/s/  Carl E. Sanders                               Director                                   July 26, 1995
- ----------------------------------------------
Carl E. Sanders

                                 EXHIBIT INDEX

Exhibit
Number                    Description
- ------                    -----------
5                         Opinion of Troutman Sanders LLP, counsel to The Actava Group Inc.

23(b)                     Consent of Ernst & Young LLP.